CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Post-Effective Amendment No. 66 to the Registration Statement (Form N-1A No. 333-62270) under the Securities Act of 1933 and related Prospectus and Statement of Additional Information of the Henderson Global Funds (comprising the Henderson All Asset Fund, Henderson Dividend & Income Builder Fund, Henderson Emerging Markets Opportunities Fund, Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Leaders Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund, and Henderson Japan Focus Fund) and to the incorporation by reference therein of our reports dated September 26, 2012 with respect to the financial statements of the Henderson Global Funds included in its Annual Reports for the periods ended July 31, 2012, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
November 26, 2012